FIRST AMENDMENT

to

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

and

TERMINATION

of

LETTER AGREEMENT

THIS AMENDMENT and TERMINATION is made effective as of the 14th day of April, 2010, and amends that certain amended and restated administration agreement, dated as of January 1, 2010 between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust commonly known as Virtus Mutual Funds (each, a “Fund” and together the “Funds”) and VP Distributors, Inc. (the “Administrator”) (the “Administration Agreement”) and terminates that certain letter agreement dated as of January 1, 2010 between the Trusts and the Administrator (the “Letter Agreement”), as herein below provided.

W I T N E S S E T H :

WHEREAS, pursuant to an agreement dated as of January 1, 2010 by and among the Administrator, the Trusts and PNC Global Investment Servicing (U.S.) Inc. (“PNC”) (the “Sub-Administration Agreement”), the Trusts and the Administrator have jointly engaged PNC to perform certain sub-administration services; and

WHEREAS, pursuant to Section 4(b) of the Administration Agreement and the Letter Agreement, the Administrator has heretofore reduced its fees under the Administration Agreement by the amount of the fees payable under the Sub-Administration Agreement (subject to certain conditions); and

WHEREAS, effective as of the date hereof, the Trusts and the Administrator have agreed to amend the fees payable to the Administrator under the Administration Agreement in a manner that eliminates the need for the Administrator to reduce its fees as described above; and

WHEREAS, the Trusts and the Administrator desire to properly document the amended fees as agreed;

NOW, THEREFORE, in consideration of the foregoing premises, it is agreed as follows:

1. The schedule of fees set forth in Section 4(a) of the Administration Agreement is hereby amended to reflect the following fee rates:

Non-Money Market Funds		Money Market Funds
Net Assets	Administrative Fee	Net Assets	Administrative Fee
All Assets	0.10%	All Assets	0.015%

2. From and after the effective date hereof, the reduction in the Administrator’s fees to accommodate an Outside Service Agreement, as referenced in Section 2(b) of the Administration Agreement and set forth in Section 4(b) of the Administration Agreement, shall not be required with respect to the fees payable by the Trusts under the Sub-Administration Agreement.

3. The Letter Agreement is hereby terminated.

4. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Administration Agreement. This Amendment and Termination may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Termination to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS INSTITUTIONAL TRUST
VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Vice President and Treasurer

SCHEDULE A

(Dated: April 14, 2010)

Virtus Equity Trust
Virtus Balanced Fund
Virtus Growth & Income Fund
Virtus Growth Opportunities Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Growth Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Insight Trust
Virtus Balanced Allocation Fund
Virtus Core Equity Fund
Virtus Disciplined Small-Cap Opportunity Fund
Virtus Disciplined Small-Cap Value Fund
Virtus Emerging Markets Opportunities Fund
Virtus High Yield Income Fund
Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Intermediate Government Bond Fund
Virtus Intermediate Tax-Exempt Bond Fund
Virtus Short/Intermediate Bond Fund
Virtus Tax-Exempt Bond Fund
Virtus Value Equity Fund

Virtus Institutional Trust
Virtus Institutional Bond Fund

Virtus Opportunities Trust
Virtus AlphaSectorSM Allocation Fund
Virtus AlphaSectorSM Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Foreign Opportunities Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus High Yield Fund
Virtus International Real Estate Securities Fund
Virtus Market Neutral Fund
Virtus Multi-Sector Fixed Income Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund

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